Exhibit 99.1

Newcastle Appoints Clifford Press to Board of Directors
Announces Settlement Agreement with BLR Partners

NEW YORK – (BUSINESS WIRE) – February 3, 2016 – Newcastle Investment Corp. (the “Company”; NYSE:NCT) today announced the appointment of Clifford Press as a director of the Company.

Mr. Press will serve as a Class III director with a term expiring in 2017 and will stand for election at the Company’s 2016 Annual Meeting of Stockholders. After giving effect to Mr. Press’ appointment, the Board of Directors includes seven directors.

Mr. Press was appointed pursuant to an agreement with a stockholder group of the Company, including BLR Partners LP (collectively, the “BLR Group”).

“We are pleased to welcome Mr. Press to our Board of Directors, and believe that our agreement with the BLR Group is a positive development for our stockholders,” stated Kenneth Riis, the Company’s Chief Executive Officer and President.

Clifford Press stated, “I look forward to working closely with my colleagues on the Newcastle Board to enhance stockholder value. As the legacy real estate portfolio continues to be monetized, I believe there are positive capital allocation opportunities available to create significant stockholder value both in the short and long term.”

Josh Schechter of the BLR Group added, “We appreciate the constructive approach of the Newcastle team and believe this agreement is in the best interest of all Newcastle stockholders. We are confident that Cliff’s financial acumen and proven track record will contribute to Newcastle’s success.”

The BLR Group has agreed to customary standstill restrictions through 30 days prior to the deadline for the submission of stockholder nominations for directors for the 2017 Annual Meeting, and has agreed to vote all of its shares at the 2016 Annual Meeting in favor of the director nominees of the Company’s Board of Directors. The Board has determined that Mr. Press is “independent” under the rules of the New York Stock Exchange and the Securities and Exchange Commission.

The agreement will be filed by the Company with the U.S. Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K.

Clifford Press has been a Managing Member of Oliver Press Partners, LLC, an investment advisory firm, since March 2005.  From 1986 to March 2003, Mr. Press served as a General Partner of Hyde Park Holdings, Inc., a private equity investment firm. He began his career as an M&A banker at Morgan Stanley & Co Inc.

ABOUT NEWCASTLE

Newcastle focuses on investing in, and actively managing, real estate related assets. Newcastle conducts its operations to qualify as a REIT for federal income tax purposes. Newcastle is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond Newcastle’s control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Newcastle Investment Corp.
Investor Relations, 212-479-3195

Source: Newcastle Investment Corp.